UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 26, 2019
 (Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud,	Switzerland	None
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Logitech International S.A.
Apples	Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark	California	94560
(Address of principal executive offices and zip code)

510	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2019, Logitech International S.A., a corporation duly organized under the laws of Switzerland (“Logitech”), Clip Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Logitech (“Merger Sub”), General Workings Inc., a Delaware corporation (“General Workings”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as a representative of the Sellers (as defined below) (the “Representative”), entered into an agreement and plan of merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into General Workings (the “Merger”) at the effective time of the Merger (the “Effective Time”) and General Workings will continue as the surviving entity of the Merger following the Effective Time (the “Surviving Corporation”).

At the Effective Time, each share of (i) common stock, par value $0.0001, of General Workings (the “Target Common Stock”), (ii) Series Seed Preferred Stock, par value $0.0001, of General Workings (the “Target Series Seed Stock”), (iii) Series A Preferred Stock, par value $0.0001, of General Workings (the “Target Series A Stock”), and (iv) Series A-1 Preferred Stock, par value $0.0001, of General Workings (the “Target Series A-1 Stock”) (other than shares held by General Workings in its treasury, by its subsidiaries or by Logitech or Merger Sub immediately prior to the Effective Time, or shares held by stockholders of General Workings that have validly exercised their appraisal rights in accordance with applicable law (the “Excluded Shares”)) will be canceled, extinguished and automatically converted into the right to receive the Closing Common Per Share Amount (as defined in the Merger Agreement). Further, holders of Target Common Stock, Target Series Seed Stock, Target Series A Stock and Target Series A-1 Stock are also eligible for potential earnout payments, as described below. In addition, at the Effective Time, each share of Series B Preferred Stock, par value $0.0001 per share (the “Target Series B Stock”) (other than Excluded Shares), will be canceled, extinguished and automatically converted into the right to receive the Closing Series B Per Share Amount. Each outstanding General Workings Eligible Option (as defined in the Merger Agreement) will be canceled at the Closing for consideration pursuant to the Merger Agreement.

The aggregate merger consideration will equal $89 million, subject to (i) an increase for General Workings’ estimated cash and cash equivalents at the Closing, (ii) a decrease for General Workings’ estimated indebtedness outstanding immediately prior to the Closing, (iii) a decrease for the unpaid portion as of the Closing of certain transaction expenses incurred by General Workings, and (iv) an increase or decrease equal to the amount that the estimated working capital of General Workings exceeds or falls short, respectively, of a certain, specified target working capital set forth in the Merger Agreement. Such aggregate merger consideration is further subject to a final, post-closing purchase price adjustment, which adjustment is supported by a purchase price adjustment escrow fund.

As additional, partial consideration for the Merger, pursuant to the terms of the Merger Agreement, Logitech will also issue to holders of Target Common Stock, Target Series Seed Stock, Target Series A Stock and Target Series A-1 Stock an additional earnout amount (the “Earnout”), if earned, in the form of registered shares of Logitech, nominal value CHF 0.25 per share (the “Registered Shares”), up to an aggregate value of $29 million, which Earnout is payable based upon the net revenue of the Surviving Corporation (as determined in the Merger Agreement). Under certain specified circumstances as described in the Merger Agreement, Logitech may be required to pay the Earnout in cash in lieu of Registered Shares. In no event are holders of Eligible Options or Series B Preferred Stock eligible to receive the Earnout or cash in lieu thereof.

The Merger Agreement contains representations, warranties and covenants of the parties, closing conditions, and certain indemnification obligations of the equityholders of General Workings, which are supported by an escrow fund.

Logitech expects to file a copy of the Merger Agreement with its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019. This summary of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement.

Subject to the terms of the Merger Agreement, the representations and warranties set forth in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and the Merger Agreement (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other parties in accordance with the Merger Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws, and (iv) were made only as of the dates set specified in the Merger Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 26, 2019, Logitech issued a press release regarding the matters described above. The press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under any filing under the Securities Act of 1933, as amended, or the Exchange Act.

The foregoing Items contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding: the performance of Logitech and General Workings together, achievement of the Earnout, General Workings’ strategy and expansion, the effect of the acquisition of General Workings on Logitech’s Fiscal Year 2020 annual net sales and non-GAAP operating profitability, and the timing of closing the acquisition of Clip. These statements are subject to risks and uncertainties that may cause actual results and events to differ materially, including without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations; and risks associated with acquisitions. These risks and uncertainties are detailed in Logitech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, under the captions Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press Release dated September 26, 2019

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Bryan Ko

Bryn Ko
General Counsel and Corporate Secretary

September 26, 2019